Exhibit 99


PRESS RELEASE                                        EAGLE BANCORP INC.
FOR IMMEDIATE RELEASE                                CONTACT:
                                                     Thomas D. Murphy
January 21, 2000                                     (301) 347-3737

                                                     AGENCY CONTACT:
                                                     Jon Enten
                                                     Enten & Associates
                                                     (301) 468-4984




                   EAGLE BANCORP, INC. DECLARES STOCK DIVIDEND

BETHESDA, MD. The Board of Directors of Eagle Bancorp, Inc., on January 19, 2000, announced a 25% stock dividend. The dividend is payable on March 31, 2000 to holders of record as of March 17, 2000. Eagle Bancorp's common stock is traded on the Nasdaq SmallCap Market. The trading symbol is EGBN. There are presently 1,650,000 shares of Eagle Bancorp common stock outstanding.

Eagle Bancorp, Inc. is the holding company for EagleBank. EagleBank commenced operations in July, 1998 and has experienced rapid growth during the past year. It presently has four offices in Montgomery County, Maryland. At December 31, 1999, the end of EagleBank's first full year of operations, Bancorp assets were in excess of $113 million.